Exhibit 3.1 CENTRAL PACIFIC FINANCIAL CORP. RESTATED ARTICLES OF INCORPORATION ARTICLE I The name of this corporation shall be CENTRAL PACIFIC FINANCIAL CORP. ARTICLE II The place of the principal office of the Corporation shall be at Honolulu, City and County of Honolulu, State of Hawaii; 50 North King Street, Honolulu, Hawaii 96817, there may be such subordinate or branch offices in such place or places within or without said State as may be deemed necessary or requisite by the Board of Directors to transact the business of the Corporation, which business may be conducted anywhere in the world, with such branch or subordinate offices to be in charge of such person or persons as may be appointed by the Board of Directors. ARTICLE III The primary specific purpose for which said Corporation is organized is to own and hold the stocks, bonds, and other securities of other corporation, to receive the dividends, interest, and income thereon, and to distribute the same to stockholders of this Corporation; to acquire, own and hold the stocks, bonds, and other securities and evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor, its own stocks, the purport and intent of the powers herein defined being that this Corporation is organized primarily for the purpose of owing and holding property; and distributing its avails, and doing such acts as are necessary for the maintenance of its corporate existence and management of its internal affairs. l. In addition to the foregoing, the said Corporation is organized for the following purposes, including the transaction of any or all lawful businesses for which corporations may be incorporated pursuant to Chapter 416, Hawaii Revised Statutes, and shall have the following powers: (a) Without restrictions or limit as to amount, to buy or otherwise acquire, own, hold, use, improve, develop, subdivide, mortgage, lease or take on lease, sell, convey and in any and every other manner deal in and with and dispose of real estate, buildings and other improvements, hereditaments, easements and appurtenances of every kind in connection therewith, or any estate or interests therein, of any tenure or description, on any terms or conditions, to the fullest extent permitted by law, and also any and all kinds of chattels, goods, wares, merchandise, and agricultural, manufacturing and mercantile products and commodities, and patents, licenses, debentures, securities, stocks, bonds, commercial paper, and other forms of assets, rights and interests and evidences of property or indebtedness, tangible or intangible; to take or hold mortgages for any unpaid balance of the purchase money on any of the lands, buildings or other improvements and properties sold, and to sell, foreclose or otherwise dispose of said mortgages; (b) To manufacture, purchase, sell, exchange, export and import and otherwise deal in all kinds of goods, wares and merchandise; to engage in such other business as may be necessary, suitable or proper to the accomplishment of the purposes connected with or relating thereto; (c) To acquire any and all rights, permits, privileges and franchises suitable or convenient for the purposes of the Corporation; (d) To acquire and carry on all or any part of the business or property and to undertake any liabilities of any person, firm, association, estate, company, or corporation and as the consideration for the same to pay cash, property, and/or to issue any shares of stock and/or obligations of this Corporation; (e) To enter into limited or general partnership or into any arrangement for sharing profits, joint adventure, reciprocal considerations or cooperation with any persons, partnerships, or corporations, syndicates, companies, trusts and associations of all kinds carrying on, engaged in, or about to carry on or engage in, any business or transaction which the Corporation is authorized to carry on or engage in, or in which the Corporation shall have directly or indirectly any interest, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Corporation, and to take or otherwise acquire and hold, sell, reissue, or otherwise deal with shares of stock in or securities or obligations of, to advance and lend money, with or without security, and to subsidize or otherwise assist any such company, and to guarantee the principal or interest of any such security obligations, or any dividends upon any such shares of stock, and to discharge and cancel without payment any indebtedness thus arising; (f) To purchase and acquire from any of its officers, directors, or stockholders, any property, interests, or shares of stock and other assets belonging to them or any of them which the Board of Directors may deem it advisable to acquire; (g) To purchase and acquire shares of the capital stock (of any class), bonds, and other obligations of this Corporation, from time to time, to such extent, in such manner, and upon such terms as its Board of Directors shall determine; and from time to time to accept any such shares, bonds, and obligations as security for, or in payment on accounts, or in satisfaction of, any claims, or demands of this Corporation, and to reissue the same from time to time, upon such terms, prices, and conditions as may be fixed by its Board of Directors or Executive Committee; (h) To acquire by purchase, subscription, or otherwise, and to own, hold, sell, negotiate, assign, deal in, exchange, transfer, mortgage, pledge, or otherwise dispose of any shares of the capital stock, script, or any voting trust certificates in respect of the shares of capital stock of, or any bonds, mortgages, securities, or evidence of indebtedness issued or created by, any other corporation, joint stock company, or association, public or private, or of the government of the United States of America, or of any foreign government, or of any state, territory, municipality, or other political subdivision or of any governmental agency; and to issue in exchange therefor, in the manner permitted by law, shares of the capital stock, bonds, or other obligations of the Corporation; and while the holder or owner of any such shares of capital stock, script, voting trust certificates, bonds, mortgages, or other securities or evidence of indebtedness, to 1 possess and exercise in respect thereof any and all rights, powers, and privileges of ownership, including the right to vote thereon; (i) To borrow and/or raise money and/or to obtain and maintain credit for any of the purposes of the Corporation, in any amount, even in excess of its capital stock, by the sale or issue of bonds, notes, debentures, collateral trust certificates, or other obligations of any nature, or in any manner, and to secure the same by mortgage or other liens upon any and all of the property, real, personal, or in action, of every description whatsoever, or any portion thereof, of this Corporation, whether at the time owned or thereafter acquired, or to issue bonds, debentures, debenture stock, warrants, notes or other obligations without any security and with the right to subordinate payment of such obligations to other borrowings whether made before, simultaneous with, or after the issue of said obligations; to redeem any debt or other obligation before the same shall fall due, on any terms and at any advance or premium; (j) The Corporation, at the time of its organization, or at any time or times thereafter, may purchase or acquire shares, stocks, bonds, debentures, and other securities or obligations, or any property, real, personal, or mixed, from any person or persons, corporation or corporations, who may be promoters, officers, or directors of this Corporation, and each stockholder of this Corporation shall be deemed, by reason of his having become such, to have waived any and all objections to such acquisition of shares, stocks, bonds, debentures, and other securities, obligations, or property, real, personal, or mixed, and to have agreed that no promoter, officer, or director shall be liable to account to this Corporation for any profit or benefit derived by him by reason of such transaction; (k) The Corporation shall possess all the powers necessary to conduct said businesses and to carry out the purposes and objects herein expressed, and shall have all the powers now or hereafter expressly conferred upon corporations under the laws of the State of Hawaii, together with such additional and implied powers as may now or hereafter be provided thereby, including, but not limited to, the right to incur debts in excess of its capital stock. 2. The clauses set forth in this Article II are to be construed both as purposes and powers; and it is hereby expressly provided that the enumeration herein of specific purposes and powers shall not be held to limit or restrict in any manner the general powers of the Corporation. It is the intention that the purposes, objects, and powers specified in each of the said clauses shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this article, or of any other article of these Articles of Incorporation. ARTICLE IV 1. The amount of authorized capital stock of the Corporation shall be ONE HUNDRED EIGHTY FIVE MILLION (185,000,000) shares of common stock, no par value per share, and ONE MILLION (1,000,000) shares of preferred stock, no par value per share. The Corporation shall have the privilege of subsequent extensions of its capital stock from time to time in the manner provided by law. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Hawaii Business Corporation Act of these Articles of Amendment, each twenty (20) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. For each holder of Common Stock, the number of shares held before the Reverse Stock Split will be divided by twenty (20) and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding of fractional numbers as described above. 2. No shares of stock shall be sold or transferred except in accordance with the provisions of the by-laws of this Corporation. 3. All future issues of stock, whether at present authorized or future increases, shall, from time to time, be subject to the sale and disposal by the Board of Directors at such price, to the purchasers, and upon such terms as the Board of Directors shall determine to be in the best interests of the Corporation; and this provision shall apply also to any issue of notes, bonds, debentures, warrants, rights or preferred stock, that shall be hereinafter authorized, which are convertible into common or preferred stock. 4. The Corporation shall have power from time to time to create an additional class or additional classes of shares of capital stock with such preferences, voting powers, restrictions and qualifications thereof as shall be fixed by the resolution authorizing the issuance thereof. 5. Anything herein contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the Corporation in respect of dividends shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and/or to make such other provision, if any, for working capital and for additions and improvements to its plant, for acquisition of real or personal property for the enlargement of its business, for general expansion of its business, and for any other reserve or reserves for any proper purpose as said Board shall deem to be necessary or advisable. 6. The name of the initial subscriber for shares, the number of shares subscribed for by such initial subscriber, the subscription price for such shares, and the amount of capital and paid-in-surplus paid in by such initial subscriber, whether in cash, non- cash consideration, or a combination of both, are as follows: Amount of Amount of Amount of Amount of Capital Paid Paid-In Paid-In Surplus No. of Capital Paid- In, Surplus Paid In, by Non- Name of Shares Subscription In, by Non-Cash Paid In, In Cash Subscriber Subscribed Price In Cash Consideration Cash Consideration SAKAE TAKAHASHI 68 $ 340.00 $ 340.00 NONE NONE NONE YOSHIHARU SATOH 66 330.00 330.00 NONE NONE NONE MINORU UEDA 66 330.00 330.00 NONE NONE NONE 200 $ 1,000.00 $ 1,000.00 2

7. Pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows: Section 1. Designation and Amount. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series A” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock. Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Company, and of any other junior stock, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $l.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding on the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Section 3. Voting Rights. The holders of Series A Preferred Stock shall have the following voting rights: (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (B) Except as otherwise provided herein, in any other Statement of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company. 3

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Company, or in any other Statement of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law. Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a party (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratable on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Section 8. No Redemption. 4

The shares of Series A Preferred Stock shall not be redeemable. Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock. Section 10. Amendment. The Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. ARTICLE V l. There shall be a Board of Directors of not less than five (5) members, who shall be elected at the annual meeting of the stockholders, as, and in the manner prescribed in the By-Laws of the Corporation. At least one member of the Board of Directors shall be a resident of the State of Hawaii. The directors shall be elected or appointed and any vacancies at any time occurring shall be filled by the stockholders or the directors or any thereof in such manner and for such terms as the by-laws may prescribe. Except as otherwise limited by these Articles, By-Laws, or by law, all corporate powers and authority of the Corporation shall be vested in the Board of Directors; however, an Executive Committee may be appointed by the Board of Directors as provided in the By-Laws and during the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may execute any of the powers delegated to it by the Board of Directors. 2. The officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, who shall be elected by the Board of Directors as shall be prescribed by the by-laws. There may also be as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, secretaries and treasurers. The officers need not be stockholders, except as may otherwise be provided by the by-laws of the Corporation. There may also be such other officers and agents as the business of the Corporation may require, who shall be elected or appointed as the by-laws may prescribe. The same person may hold at the same time two or more offices. 3. The persons who are the first officers and directors of the Corporation who shall serve until the first annual meeting of the shareholders or until their successors are elected and qualify, are as follows: YOSHIHARU SATOH President and Director Residence Address 616 Ulili Street Honolulu, Hawaii 968l6 MINORU UEDA Executive Vice President and Director Residence Address 2499 Kapiolani Boulevard, Apartment 1701 Honolulu, Hawaii 96826 HAROLD YAMANAKA Senior Vice President and Secretary Residence Address 314 Puamamane Street Honolulu, Hawaii 96821 DONALD KAMEMOTO Senior Vice President and Treasurer Residence Address 1480 Akeke Place Kailua, Hawaii 96734 DANIEL K. INOUYE Director Residence Address 469 Ena Road Honolulu, Hawaii 96815 PAUL DEVENS Director Residence Address 5631 Hoihi Place Honolulu, Hawaii 96821 ALICE F. GUILD Director Residence Address 2108 Keeaumoku Street Honolulu, Hawaii 96834 DENNIS I. HIROTA Director Residence Address 1279 Puualoha Street Kailua, Hawaii 96734 CHARLES H. KIMURA Director Residence Address 738 Honua Street Honolulu, Hawaii 96816 SIDNEY S. KOSASA Director Residence Address 820 Onaha Street Honolulu, Hawaii 96816 EATON MAGOON, JR. Director Residence Address 3641 Diamond Head Road Honolulu, Hawaii 96816 WALLACE Y. MATSUMOTO Director Residence Address 3062 Kahaloa Drive Honolulu, Hawaii 96822 SHINSUKE NAKAMINE Director Residence Address 414 Uhini Place Honolulu, Hawaii 96813 ELTON H. SAKAMOTO Director Residence Address 1133 Nehoa Street Honolulu, Hawaii 96822 5

SAKAE TAKAHASHI Director Residence Address 3828 Old Pali Road Honolulu, Hawaii 96817 GORDON I. TANIOKA Director Residence Address 2904 Oahu Avenue Honolulu, Hawaii 96822 LESTER B. K. YEE Director Residence Address 4145 Papu Circle Honolulu, Hawaii 968l6 4. No contract or other transaction between the Corporation and any other corporation or any firm, association or other organization, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the Corporation are parties to such contract or transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such corporation or any such firm, association or other corporation; provided that the interest of such director or officer shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the Corporation who is pecuniarily or otherwise interested in or is a director or officer or member of such other corporation or any other firm, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director or officer of the Corporation, being so interested in any such contract, transaction, or act of the Corporation which shall be approved by the Board of Directors of the Corporation, nor any corporation, firm, association, or other organization in which such director, or officer may be interested, shall be liable or accountable to the Corporation, or to any stockholder thereof, for any loss incurred by the Corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof. 5. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation, including any corporation which owns all or substantially all of the shares of the capital stock of the Corporation, without regard to the fact that he may also be a director or officer or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation; and no contract or other transaction entered into by and between the Corporation and any such subsidiary or affiliated corporation shall be affected or invalidated by the fact that any director or officer of the Corporation may also be a director, officer, or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation, or by the fact that said contract or transaction may be entered into by officers of the Corporation or may be authorized or ratified by the vote of the directors who may also be directors, officers, or stockholders of or otherwise interested in or connected with such subsidiary or affiliated corporation. ARTICLE VI 1. The Corporation hereby organized shall be a body corporate under the laws of the State of Hawaii, with all rights, powers, privileges and immunities which are now or may hereafter be secured by law to corporations, and shall be subject to all general laws now in effect or hereafter enacted in regard to corporations. 2. The Corporation shall have succession by its corporate name for a term of perpetual duration and shall have all the powers herein enumerated or implied herefrom, and the powers now or which may hereafter be provided by law for incorporated companies. ARTICLE VII Service of legal process may be made upon the Corporation in the manner provided by law. ARTICLE VIII SPECIAL VOTING PROVISIONS 1. Vote Required for Certain Business Combinations. 1.1 Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation and except as otherwise expressly provided in Section 2 of this Article VIII the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class shall be required for any of the following: (l) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, or (2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $2,000,000 or more; or (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $2,000,000 or more; or (4) the adoption of any plan or proposal for the liquidated or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder, or 6

(5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; The affirmative vote required in this Section 1.1 of Article VIII shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. 1.2 Definition of “Business Combination”. The term “Business Combination” as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (l) through (5) of Section 1.1 of this Section 1. 2. When Higher Vote is Not Required. The provisions of Section 1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and by any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following Sections 2.1 or 2.2 are met: 2.1 Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined). 2.2 Price and Procedural Requirements. All of the following conditions shall have been met: (1) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of the Corporation’s common stock, no par value (“Common Stock”) in such Business Combination shall be at least equal to the higher of the following: (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (i) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VIII as the “Determination Date”), whichever is higher. (2) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock): (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the five-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; (b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, and (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with clauses (l) and (2) of this Section 2.2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event. (4) After such Interested Stockholder has proposed such a Business Combination and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full semi-annual dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation; (b) there shall have been (i) no reduction in that semi-annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to 7 reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder. (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such) (hereinafter referred to as the “Act”), and the rules and regulations of the Securities and Exchange Commission thereunder shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act). (6) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (l), (2) and (3) of Section 2.2 of Article VIII (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied). 3. Certain Definitions. For the purpose of this Article VIII the following shall be deemed to have the meanings specified below: 3.1 The term “person” shall mean any individual, firm, corporation or other entity. 3.2 The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which: (1) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding Voting Stock; or (2) is an Affiliate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such). 3.3 A person shall be deemed a “beneficial owner” of any Voting Stock: (l) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock. 3.4 For the purpose of determining whether a person is an Interested Stockholder pursuant to Section 3.2 of Article VIII, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section 3.3 of Article VIII but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. 3.5 The terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on November 1, 1986. 3.6 The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section 3.2 of Article VIII, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation. 3.7 The term “Fair Market Value” shall mean: (l) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, 8 the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. 3.8 In the event of any Business Combination in which the Corporation is the survivor, the phrase “consideration other than cash to be received” as used in clauses (l) and (2) of Section 2.2 of Article VIII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares. 3.9 The term “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors. 3.10 References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock. 4. Powers of the Board of Directors. A majority of the Board of Directors of the Corporation shall have the power and duty to determine for the purpose of this Article VIII, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VIII, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article VIII, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,000,000 or more and (D) whether all of the applicable conditions set forth in Section 2.2 of this Article VIII have been met with respect to any Business Combination. Any determination pursuant to this Section 4 made in good faith shall be binding and conclusive on all parties. 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law. 6. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Articles of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of 75% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII. ARTICLE IX 1. To the fullest extent permitted by the Hawaii Business Corporation Act, including, without limitation, Hawaii Revised Statutes, Section 414-222, as the Hawaii Business Corporation Act now exists or hereafter may be amended (but, in the case of any such amendment, if permitted by law, only to the extent that such amendment permits the Corporation to provide a broader limitation on monetary liability than permitted before that amendment), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any action taken, or any failure to take any action, as a director. 2. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of that repeal or modification. ARTICLE X 1. The Corporation may amend these Articles of Incorporation at any time in the manner now or hereafter prescribed or permitted by law, provided that, except as otherwise provided in these Articles of Incorporation, any amendment shall be approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, unless any class of shares is entitled to vote thereon as a separate voting group, in which event the proposed amendment shall be approved by the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a separate voting group and of the total shares entitled to vote thereon. ARTICLE XI Ownership Limit Section 1. Certain Definitions. For purposes of this Article XI, the following terms shall have the meanings indicated: “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Stock would be deemed to be (i) constructively owned by such first Person, (ii) owned by a “single entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or (iii) otherwise aggregated with shares owned by such first Person, in each case pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder; A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Stocks (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed 9 exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock owned by any Affiliate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Stock pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Stock; “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Hawaii are authorized or obligated by law or executive order to close. “Close of Business” on any given date shall mean 5:00 p.m., Hawaii time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Hawaii time, on the next succeeding Business Day. “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute; “Common Shares” when used with reference to the Corporation shall mean the shares of common stock, no par value per share, of the Corporation; “Exempt Person” means the Corporation, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary, or any entity or trustee holding Stock to the extent organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; “Expiration Date” means the earliest of (i) the Close of Business on the date that is the fifth (5th) anniversary of May 2, 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders; “Option” shall have the meaning set forth in Treasury Regulation § 1.382-4; “Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity or other entity or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity; “Prohibited Transfer” means any purported transfer of Stock to the extent that such transfer is prohibited under this Article XI; “Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13); “Stock” means Common Shares and any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18); “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person; “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to “net unrealized built- in loss” within the meaning of Section 382 of the Code and the treasury regulations promulgated thereunder, of the Corporation or any direct or indirect subsidiary thereof; “Threshold Holder” means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Stock (other than Common Shares) then outstanding; “transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Beneficial Ownership of any Person, including, without limitation, the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)), but shall not include (A) the creation or grant of an option by the Corporation, or (B) the issuance of Stock by the Corporation; “transferee” means any Person to whom any Stock is transferred; and “U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof. Section 2. Transfer Restrictions. Solely for the purpose of permitting the utilization of the Tax Benefits to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code and the regulations thereunder, from and after May 2, 2011 until the Expiration Date, no Person (including for the avoidance of doubt the U.S. Government) other than the Corporation shall, except as provided in Section 3 (a) below, transfer to any Person, other than the U.S. Government and any Exempt Person, any direct or indirect interest in any Stock or Options to acquire Stock to the extent that such transfer, if effective, would cause the transferee or any other Person to become a Threshold Holder, or would cause the Beneficial Ownership of a Threshold Holder to increase. Section 3. Permitted Transfers. (a) Any transfer that would otherwise be prohibited pursuant to Section 2 of this Article XI shall nonetheless be permitted if (i) the transfer is to a Public Group (including a new Public Group created under Treasury Regulation Section 1.382-2T(j) (3)(i), (ii) prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated), the Board of Directors, in its sole discretion, approves the transfer (such approval may relate to a transfer or series of identified transfers), (iii) such transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Stock or 10

(iv) such transfer is a transfer by the Corporation to an underwriter or placement agent for distribution in a public offering, whether registered or conducted pursuant to an exception from registration; provided, however, that transfers by such underwriter or placement agent to purchasers in such offering remain subject to this Article XI. In determining whether to approve a proposed transfer pursuant to (ii) of this subparagraph (a), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the transfer will not result in the application of any limitation pursuant to Section 382 of the Code on the use of the Tax Benefits. (b) The Board of Directors may exercise the authority granted by this Section 3 through duly authorized officers or agents of the Corporation. The Board of Directors may establish a committee to determine whether to approve a proposed transfer or for any other purpose relating to this Article XI. As a condition to the Corporation’s consideration of a request to approve a proposed transfer, the Board of Directors may require the transferor and/or transferee to reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed transfer, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize such proposed transfer. Section 4. Treatment of Prohibited Transfers. Unless the transfer is permitted as provided in Section 3 of this Article XI, any attempted transfer of Stock or Options in excess of the Stock or Options that could be transferred to the transferee without restriction under Section 2 of this Article XI shall not be effective to transfer ownership of such excess Stock or Options (the “Prohibited Shares”) to the purported acquiror thereof (the “Purported Acquiror”), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). (a) Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of Prohibited Shares within the Purported Acquiror’s possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the “Prohibited Distributions”), to such Person as the Corporation shall designate to act as transfer agent for such Prohibited Shares (the “Agent”). If the Purported Acquiror has sold any Prohibited Shares to an unrelated party in an arm’s-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Shares for the Agent, and in lieu of transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) to the Agent shall transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the “Resale Proceeds”) except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (b) below if such Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of Prohibited Shares by the Purported Acquiror other than a transfer described in one of the first two sentences of this subparagraph (a) shall not be effective to transfer any ownership of such Prohibited Shares. (b) The Agent shall sell in one or more arm’s-length transactions (through the New York Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, provided, however, that any such sale must not constitute a Prohibited Transfer and provided further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Stock or otherwise would adversely affect the value of the Stock. The proceeds of such sale (the “Sales Proceeds”), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this Section 4 with respect to such Prohibited Shares, and the remainder shall be allocated to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Shares, and (ii) where the purported transfer of Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be transferred to an entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee; provided, however, that if the Prohibited Shares (including any Prohibited Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent Beneficial Ownership of 4.99% or greater, then any such remaining amounts to the extent attributable to the disposition of the portion of such Prohibited Shares exceeding 4.98% of the outstanding Stock shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this Section 4 with respect to the related Prohibited Shares. Notwithstanding anything in this Article XI to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Hawaii for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this Article XI and applicable law and for leave to pay such amounts into such court. (c) Within thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary may demand that the Purported Acquiror surrender to the Agent the certificates or other evidence representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph (c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any transfer required by subparagraph (a) of this Section 4. (d) Upon a determination by the Corporation that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer. If the Corporation refuses to give effect on the books to a purported transfer, the Purported Acquiror of such a transfer of Prohibited Shares shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Prohibited Shares and the Purported Acquiror shall not be entitled with respect to such Prohibited Shares to any rights of shareholders of the Corporation, including without limitation, the right to vote such Prohibited Shares and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Prohibited Shares shall be deemed to remain with the transferor unless and until the Prohibited Shares are transferred to the Agent pursuant to subparagraph (a) of this Section 4 or until an approval is obtained pursuant to Section 3. 11

Section 5. Liability. To the fullest extent permitted by law, any Person subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation. Section 6. Transferee Information. The Corporation may require as a condition to the approval of the transfer of any shares of its Stock or Options to acquire Stock pursuant to this Article XI that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed transferee and its Affiliates with respect to the direct or indirect ownership interests of the proposed transferee (and of Persons to whom ownership interests of the proposed transferee would be attributed for purposes of Section 382 of the Code) in Stock or Options. Section 7. Legend on Certificates. All certificates or direct registration account statements evidencing ownership of shares of Stock that are subject to the restrictions on transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI as follows: “THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE PROHIBITED SHARES (AS DEFINED IN THE RESTATED ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RESTATED ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.” Section 8. Board Authority. (a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XI, including, without limitation, the identification of Threshold Holders with respect to the Corporation within the meaning of Section 382 of the Code and the regulations thereunder; the ownership shifts, within the meaning of Section 382 of the Code, that have previously taken place; the magnitude of the ownership shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any transfer of Stock or Options that the Corporation has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such transfer); the possible effects of an ownership change within the meaning of Section 382 of the Code and any other matters which the Board of Directors determines to be relevant. Moreover, the Corporation and the Board of Directors shall be entitled to rely in good faith upon the information, opinions, reports or statements of the executive officers of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Article XI to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this Article XI shall be conclusive. (b) Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary in order to prevent an ownership change for purposes of Section 382 of the Code, this Article XI shall be amended consistent with such change in law, by written resolution of the Board of Directors and without any further action by the shareholders of the Corporation, to (i) modify the ownership interest percentage in the definition of Threshold Holder, (ii) modify the definitions of any terms set forth in this Article XI or (iii) modify the terms of this Article XI as appropriate, in each case as such change in law is interpreted by the Board of Directors. Shareholders of the Corporation shall be notified of such modification through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate. (c) In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI. Section 9. Severability. If any provision of this Article XI or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. Section 10. Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent. * * * Incorporated: Restated Articles of Incorporation, DCCA Form DC-4, filed October 28, 2004. Articles of Amendment, DCCA Form DC-3, filed May 11, 2005. Articles of Amendment, DCCA Form DC-3, filed October 26, 2009. 12

Articles of Amendment, DCCA Form DC-3, filed February 2, 2011. Articles of Amendment, DCCA Form DC-3, filed May 2, 2011. Articles of Amendment, DCCA Form DC-3, filed April 25, 2014. Reference: Statement of Issuance of Shares of Preferred or Special Classes in Shares, DCCA Form DC-6, filed December 31, 2008. Correction, DCCA Form X-3, filed January 7, 2009. Statement of Issuance of Shares of Preferred or Special Classes in Shares, DCCA Form DC-6, filed November 24, 2010. Updated as of 4/30/14 13

WWW.BUSINESSREGISTRATIONS.COM FORM DC-3 Nonrefundable Filing Fee: $25.00 7/2008 STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division FILED 04/25/2014 2:09 PM 335 Merchant Street Business Registration Division Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 DEPT. OF COMMERCE AND Phone No. (808) 586-2727 CONSUMER AFFAIRS State of Hawaii ARTICLES OF AMENDMENT (Section 414-266, Hawaii Revised Statutes) PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows: 1. The name of the corporation is: Central Pacific Financial Corp. 2. The amendment(s) adopted is attached. 3. The total number of shares outstanding is: 42,108,496 common as of February 24, 2014 4. The amendment(s) was adopted (check one): ⌧ at a meeting of the shareholders held on April 25, 2014 (Month Day Year) Class/Series Total Number of Votes Entitled to be Cast Number of Votes Cast For Amendment Number of Votes Cast Against Amendment OR 0 by written consent dated which all of the shareholders signed. (Month Day Year) 5. If the amendment(s) provides for ah exchange, reclassification, or cancellation of issued shares, provisions necessary to effect the exchange, re-classification, or cancellation, if any, have been made. The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements, I/we are authorized to make this change, and that the statements are true and correct. Signed this 25th day of April, 2014 Glenn K.C. Ching, Senior VP and Secretary /s/ Glenn K.C. Ching (Type/Print Name & Title) (Signature of Officer) SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation. common 42,108,496 39,717,777 113,059

ATTACHMENT TO ARTICLES OF AMENDMENT OF CENTRAL PACIFIC FINANCIAL CORP. The definition of “Expiration Date” in Section 1 of Article XI of the Restated Articles of Incorporation of Central Pacific Financial Corp. (the “Corporation”), as amended, is hereby amended in its entirety to read as follows: ““Expiration Date” means the earliest of (i) the Close of Business on the date that is the fifth (5th) anniversary of May 2, 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders;”

~ www.8USINEssREOISTRAT10NS.COM FORM DC-7 '- 111111111~i1iii1m 111; STATE OF HAWAII FILED 06/24/2025 12:15 PM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street State of Hawaii Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 STATEMENT OF CANCELLATION OF ACQUIRED SHARES (Sedlan-41-4-102, Hawaii RNIGCI &atutelJ PLEASE TYPE OR PRINT LEG/BLY IN BLACK INK The undersigned, duly authorized officer of the corporation submitting this Statement. certifies as follows: 1. The name of the corporation is: CENTRAL PACIFIC FINANCIAL CORP. 2. The total number of shares the corporation is authorized to issue ts: CLASS/SERIES NUMBER OF SHARES See Attachment 3. The number of acquired shares cancelled is: CLASS/SERIES NUMBER OF SHARES See Attachment 4. The total number of authorized sharas remaining after the reduc1ion of the shares is: CLASS/SERIES NUMBER OF SHARES See Attachment 50136D1 The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements, I/We are authorized to make this change, and that the statements are true and correc1. Signed this _2_4 ___ day of June 2025 Ian Tanaka, Senior Vice President (T~ Name & TIO.) SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation. m 1/1 -0 0 -~

Attachment to STATEMENT OF CANCELLATION OF ACQUIRED SHARES Corporation: Central Pacific Financial Corp. 2. The total number of shares, itemized by class and series, that the corporation is authorized to issue is: Class/Series Number of Shares Common Stock 185.000.000 Preferred Stock - No Par Value 265,000 Junior Participating Preferred Stock, Series A 500,000 Fixed Rate Cumulative Perpetual Preferred Stock 135,000 Junior Particioatim! Preferred Stock, Series C 100.000 3. The number of acquired shares, itemized by class and series, cancelled is: Class/Series Number of Shares Common Stock 0 Preferred Stock - No Par Value 0 Junior Participating Preferred Stock. Series A 500,000 Fixed Rate Cumulative Perpetual Preferred Stock 135,000 Junior Participating Preferred Stock, Series C I 00,000 4. The total number of authorized shares, itemized by class and series, remaining after the reduction of the shares is: Class/Series Number of Shares* Common Stock 185.000,000 Preferred Stock - No Par Value 1.000,000 Junior Participating Preferred Stock, Series A 0 Fixed Rate Cumulative Peroetual Preferred Stock 0 Junior Participating Preferred Stock. Series C 0 Note: Pursuant to the Corporation's Restated Articles of Incorporation, as amended, all shares of Junior Participating Preferred Stock, Series A, Fixed Rate Cumulative Perpetual Preferred Stock, and Junior Participating Preferred Stock, Series C, shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth in the Restated Articles of Incorporation or in any Statement of Designation creating a series of Preferred Stock. 403648465.2 ... 8 ... ~